UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: November 20, 2007
SOLUTIA, INC.
(Exact Name of Registrant as Specified in their charter)

DELAWARE	001-13255	43-1781797
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri
(Address of Principal Executive Offices)
(314) 674-1000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.
     On November 19, 2007, Solutia, Inc. filed a “plan supplement” with the United States Bankruptcy Court for the Southern District of New York. contemplated by its Fifth Amended Joint Plan of Reorganization. Portions of the plan supplement are attached as Exhibit 99.1 hereto which Exhibit 99.1 is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements And Exhibits

Exhibit Number	Description

99.1	Plan Supplement to Solutia’s Fifth Amended Joint Plan of Reorganization

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2007
SOLUTIA, INC.

	By:	/s/ Rosemary L. Klein

	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit No. 1	Description

99.1	Plan Supplement to Solutia’s Fifth Amended Joint Plan of Reorganization